Exhibit 99.1


FrontierVision Operating Partners, L.P.             PRESS RELEASE

INVESTOR CONTACT: James W. McHose (303) 757-1588
                  Email:  InvestorRel@FVP.com

                              FOR IMMEDIATE RELEASE

                      FRONTIERVISION OPERATING PARTNERS, LP
                     ANNOUNCES PRELIMINARY OPERATING RESULTS
                        FOR QUARTER ENDED JUNE 30, 1997


DENVER, CO (BUSINESSWIRE) - July 11, 1997 - FrontierVision Operating Partners, L.P. today released preliminary financial results for the three months and six months ended June 30, 1997.
--------------------------------------------------------------------------------

The Company generated revenue in the amount of $34.1 million for the three months ended June 30, 1997. Operating and corporate expenses totaled $17.7 million and EBITDA $15.4 for the three months ended June 30, 1997, respectively. Increases in revenue, operating and corporate expenses and EBITDA as compared with the three months ended March 31, 1997 are primarily attributable to the acquisition of systems serving, in the aggregate approximately 26,000 basic subscribers, from Triax Associates I and Phoenix Cable on May 30, 1997. On a Pro Forma basis, adjusted to include the operations of the systems acquired during the quarter, the Company's revenue increased approximately 2.4% from the quarter ended March 31, 1997.

As a percentage of revenue, the Company incurred operating expenses and corporate expenses of approximately 51.9% and 3.1%, respectively, for the three months ended June 30, 1997 compared with approximately 53.2% and 3.2%, respectively, for the three months ended March 31, 1997. The Company generated system cash flow margins of 48.1% for the three months ended June 30, 1997 and 46.8% for the three months ended March 31, 1997; EBITDA margins were 45.0% for the three months ended June 30, 1997 and 43.6% for the three months ended March 31, 1997. On a pro forma basis, adjusted to include the operations of the systems acquired during the quarter, EBITDA for the three months ended June 30, 1997 increased approximately 4.4% as compared with the three months ended March 31, 1997. The improvement in margins is primarily attributable to the effects of initial customer service office consolidation, the continuing elimination of duplicative functions in the Company's currently owned systems and the realization of efficiencies in corporate support functions. Average monthly revenue per subscriber improved modestly from $30.18 for the three months ending March 31, 1997 to $31.00 for the three months ended June 30, 1997 primarily as a result of the roll-out of new premium programming services, increased basic and tiered basic service rates in certain communities in each of the Company's operating regions and increased advertising and pay-per-view revenue generated during the second quarter.

After adjusting EBITDA to include the results of operations of the cable systems acquired during the second quarter, the Company expects its overall ratio of debt to EBITDA to be approximately 6.45 times and its interest coverage ratio approximately 1.53 times.

Summary financial data for the three months ended December 31, 1996, March 31, 1997 and June 30, 1997, and statistical and technical data as of June 30, 1997 for the Company's currently owned cable systems follows as Exhibit A. The Company will not hold a conference call to discuss the preliminary operating results and currently expects to file its quarterly report on Form 10-Q during the first week of August.

FrontierVision Operating Partners, LP is currently one of the 25 largest multiple cable system operators in the United States. As of June 30, 1997, FrontierVision's cable television systems passed approximately 559,300 homes in twelve states and served approximately 390,400 customers.

                                    EXHIBIT A

              Combined Systems Summary Financial and Operating Data

                                                     ---------------------------------
                                                                   FVOP
                                                     ---------------------------------
                                                     For the Three      For the Three
                                                     Months Ended        Months Ended
                                                     June 30, 1997      March 31, 1997
                                                       ----------         ----------

In thousands except ratios and
operating statistical data

STATEMENT OF OPERATIONS DATA:
Revenue ........................................        $ 34,081          $ 31,555
Operating expenses .............................          17,682            16,783
Corporate administrative expenses ..............           1,049             1,001
Depreciation and amortization ..................          15,130            14,059
Pre-acquisition expenses                                       -                 -
                                                        --------          --------
Operating income/(loss) ........................             220              (288)
Interest expense, net (1) ......................         (10,870)          (10,478)
Other income/(expenses) ........................               3               (52)
                                                        --------          --------
Net income/(loss) ..............................        $(10,647)          (10,818)
                                                        ========          ========
FINANCIAL RATIOS AND OTHER DATA:
EBITDA (2) .....................................          15,350            13,771
EBITDA margin ..................................            45.0%             43.6%
Total debt to EBITDA (3) .......................            6.45              6.87
EBITDA to interest expense (4) .................            1.53              1.45
Average monthly revenue per basic subscriber (5)        $  31.00          $  30.18

(1) Interest expense of $10,478, and $10,805 is net of interest income of $62 and $83.
(2) EBITDA is defined as net income before interest, taxes, depreciation and amortization.
(3) For purposes of this computation, EBITDA is annualized for the quarter ended, and certain pro forma adjustments are made to include the pre-acquisition results of operations for those systems purchased by the
     Company during the quarter. Total debt is adjusted to exclude the subordinated note to UVC.
(4) For purposes of this computation, EBITDA is annualized for the quarter ended, and certain pro forma adjustments are made to include the pre-acquisition results of operations for those systems purchased by the Company during the quarter. Interest expense is annualized for the quarter ended, and adjusted for interest expense on the subordinated note to UVC.
(5) Average monthly revenue per basic subscriber equals revenue for the last month of the quarter divided by the average number of basic subscribers for such period.

              Combined Systems Statistical Data as of June 30, 1997

                                                     Ohio         Kentucky      New England  Southeast    Existing
                                                    Systems       Systems         Systems     Systems      Systems
                                                   ----------------------------------------------------------------
Homes passed                                        201,100       167,800          95,700      94,700      559,300
Basic subscribers                                   140,200       124,900          68,400      56,900      390,400
Basic penetration                                     69.7%         74.4%           71.5%       60.0%        69.8%
Premium units                                        66,600        47,600          24,100      26,200      164,500
Premium penetration                                   47.5%         38.1%           35.2%       46.1%        42.1%


               Combined Systems Technical Data as of June 30, 1997

                                          --------------------------------------------------------------
                                          Up to 32     33 to 53      54 to 77      78 to 112
                                          Channels     Channels      Channels      Channels       Total
                                             ---         -----         -----         -----        ------
 Miles of plant                              505         8,941         5,632         1,601        16,679
 % of total miles of plant                   3.0%        53.6%         33.8%          9.6%        100.0%
 % of total basic subscribers                3.3%        43.4%         36.1%         17.2%        100.0%
